Exhibit 99.1

PRESS RELEASE

For release: October 3, 2025

Penn-America Underwriters Launches Reinsurance MGA: First De Novo Venture in MGA Platform Expansion

Wilmington, Delaware (October 3, 2025) – Global Indemnity Group, LLC (NYSE:GBLI) (“GBLI”) announced today that its subsidiary, Penn-America Underwriters, LLC (“PAU”), is launching its inaugural reinsurance managing general agency (MGA) in partnership with veteran reinsurance executive George Dragonetti, who will also serve as President of the new unit. PAU operates as a division of GBLI specializing in underwriting, growth, and distribution of insurance and reinsurance products, technology solutions, and claims services.

Commenting on the announcement, Praveen K. Reddy, President & CEO of Penn-America Underwriters, LLC, remarked: “This launch represents a major milestone in our development as a specialty provider of insurance and reinsurance products and services. In partnership with George Dragonetti and with George at the helm, we are confident in our ability to drive innovation, growth, and superior underwriting performance for our new reinsurance platform.”

Saul Fox, Chairman of GBLI, added: “Partnering with George Dragonetti to establish this innovative MGA marks a strategic leap forward for the company’s multi-prong Manifest initiative, underscoring GBLI’s commitment to expanding the company’s capabilities across both specialized insurance and reinsurance solutions.” Fox added: “Mr. Dragonetti brings over three decades of reinsurance expertise—including 13 years in Bermuda and 20 years in the U.S.—to the new venture. His distinguished track record in developing tailored reinsurance solutions, building high-performing teams, and successfully executing strategic growth initiatives will be integral to establishing and advancing PAU’s reinsurance business.”

Expressing his enthusiasm for this new venture, Mr. Dragonetti stated: “I am honored to partner with PAU and to head up its MGA reinsurance business. I look forward to working closely with the leadership team to accelerate growth and deliver underwriting excellence.” He continued: “Beyond driving the success of our reinsurance business, I am eager to contribute to PAU’s broader strategy and long-term objectives.”

Prior to joining forces with PAU, Mr. Dragonetti served as Head of Property at Emerald Bay Risk Solutions. He previously held key leadership roles at Nav Re and RLI Re, recognized industry leaders in delivering complex reinsurance solutions and exceptional service.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI) is a publicly listed holding company for property and casualty insurance-related businesses.

Global Indemnity holds controlling interests in:

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PAU consists of (i) three agencies: Penn-America Insurance Services, LLC, J.H. Ferguson and Associates, LLC, which includes the Vacant Express division, and Collectibles Insurance Services, LLC that source, underwrite, and service policies and (ii) three strategic insurance product and service businesses: Sayata, a marketplace for small commercial insurance, Liberty Insurance Adjustment Agency, Inc., a claims adjustment and claims service business, and Kaleidoscope Insurance Technologies, Inc., a proprietary insurance software and services provider.

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Belmont Holdings GX, Inc. includes five state-regulated insurance carriers: Penn-Patriot Insurance Company, Diamond State Insurance Company, Penn-Star Insurance Company, Penn-America Insurance Company, and United National Insurance Company, each of which are rated “A” (Excellent) by AM Best.

For more information, visit the Company’s website at www.gbli.com.

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s ability to achieve its plans to establish and build an MGA reinsurance business are forward looking statements. These statements are based on intentions, estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the Company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1] Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Securities Exchange Act of 1934.

Contact:	Scott Eckstein / Patrick Federle
KCSA
(212) 896-1210
GBLI@kcsa.com